Fusion Reports Third Quarter 2008 Results

NEW YORK, November 14, 2008 - Fusion (Amex: FSN) today announced financial results for the quarter ended September 30,
2008.

Recent Highlights:

Consolidated Revenues increased 8.7% from $13.4 million, to $14.5 million for third quarter 2008;

     • Adjusted EBITDA decreased 8.7% over third quarter 2007;

     • Raised $2.0 million in debt and equity financing;

     • Revenues from Corporate customers increased 48% over prior quarter;

     • Over 130,000 visitors to Jinti, the Chinese social networking site, have registered for Fusion's Efonica VoIP services.

Fusion reported Consolidated Revenues of $14.5 million for the quarter ended September 30, 2008. This represented an increase of 8.7% compared to revenues of $13.4 million for the quarter ended September 30, 2007. The increase over the prior year was primarily attributable to an increase in the number of minutes as well the revenue per minute in the Carrier segment in the third quarter of 2008 compared to the third quarter of 2007.

Consolidated Gross Margin decreased slightly to 6.2% in the third quarter of 2008 compared to 7.5% in the third quarter of
2007.

Selling, General and Administrative costs decreased slightly by 0.7% compared to the third quarter of 2007, but decreased
5.7% from the previous quarter. The improvement was primarily attributable to the Company's continuing focus on cost–containment and maximizing infrastructure efficiencies.

For the third quarter ended September 30, 2008, Adjusted EBITDA loss (earnings before interest, taxes, depreciation, amortization, and specific non-recurring and non-cash adjustments) increased $146 thousand, or (8.7%), to ($1.83) million, compared to Adjusted EBITDA of ($1.68) million for the third quarter of 2007. Fusion also reported an increase in Net Loss in the third quarter of the current year compared to the third quarter of the prior year. For the third quarter of 2008, Fusion reported a Net Loss of ($2.57) million or ($0.07) per share compared to a net loss of ($2.37) million or ($0.09) per share during the quarter ended September 30, 2007.

As of September 30, 2008, the Company had current assets of $4.6 million compared to $6.3 million as of December 31, 2007.
The decrease was primarily a result of a decrease in Accounts Receivable due to early receipt in the first quarter of 2008 of certain receivables. Total Liabilities and Stockholders' equity at September 30, 2008 was $15.3 million compared to $18.1 million as of December 31, 2007.

In the third quarter of 2008, the Company raised an additional $0.9 million in debt and equity financing.

Commenting on the results, Matthew Rosen, Chief Executive Officer of Fusion, said, "The third quarter of 2008 was a challenging one for Fusion, as it was for all companies in these difficult economic times. We believe, however, that competitive telecommunications providers like Fusion will benefit as companies small and large seek to reduce costs and enhance the basic communications services that support their businesses. Even in such a challenging economic environment, we are pleased to report that both revenues and EBITDA improved from the second quarter of this year."

Expanding on Mr. Rosen's comments, Don Hutchins, President and Chief Operating Officer of Fusion, said "We are particularly pleased with the 28% growth in our carrier business over the second quarter, and believe that the 48% growth in higher margin
Corporate revenues will be enhanced by the expansion of our direct sales force in the current quarter. Additionally, Fusion's strong international distribution initiatives, such as our strategic marketing relationship with Jinti, the well-known Chinese social networking site, will continue to play a key role in Fusion's future success."

Use of Non-GAAP Financial Measures:

The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the communications industry to analyze companies on the basis of operating performance and leverage. The Company also believes that EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant nonrecurring transactions, such as impairment losses associated with divested businesses and forgiveness of debt, which vary significantly between periods and are not recurring in nature. Although the Company uses Adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Generally Accepted
Accounting Principles (GAAP). Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, which can be viewed under the heading "Reconciliation of Net Income (Loss) to
Adjusted EBITDA", immediately following the Consolidated Statements of Operations included in this press release.

Earnings Conference call

The Company will host a conference call to discuss its financial results at 10:00 A.M. ET today. The conference call can be accessed by dialing 877-604-9675. A replay of the call will be available through Monday, November 17, 2008. To listen to the replay, please call 888-203-1112 (Domestic) or 719-457-0820 (International). To access the replay, users will need to enter the following passcode: 6422186. The call will be available live on the Internet at . The online archive of the web cast will be available for one year following the call.

About Fusion:

Fusion delivers a full range of advanced IP-based services to corporations, consumers and carriers worldwide. Fusion's
Efonica-branded consumer VoIP products and services focus primarily on serving customers in Asia, the Middle East, Africa,
Latin America and the Caribbean. For more information please go to http://www.fusiontel.com

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation
Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements.
Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls, securing necessary funding and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.

FUSION CONTACT: Philip Turits 212-201-2407 pturits@fusiontel.com.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended September 30,
	(Un–Audited)	(Un–Audited)
Revenues	$14,515,430	$13,356,679
Operating expenses:
Cost of revenues	13,608,525	12,355,657
Depreciation and amortization	470,582	437,920
Selling, general and administrative expenses	2,874,173	2,894,804
Advertising and Marketing	35,549	36,472
Total operating expenses	16,988,829	15,724,853
Operating loss	(2,473,399)	(2,368,174)

Other income (expenses)
Interest income (expense), net	(126,564)	(10,393)
Gain on settlement of debt	25,000	—
Other	3,230	7,579
Total other income (expense)	(98,334)	(2,814)
Loss from continuing operations	(2,571,733)	(2,370,988)

Net loss	$(2,571,733)	$(2,370,988)

Losses applicable to common stockholders
Loss from continuing operations	$(2,571,733)	$(2,370,988)
Preferred stock dividends	(161,214)	$(161,214)
Net loss applicable to common stockholders
from continuing operations	(2,732,947)	(2,532,202)
Income from discontinued operations	—	—
Net loss applicable to common stockholders	$(2,732,947)	$(2,532,202)

Basic and diluted net loss per common share:
Loss from continuing operations	$(0.07)	$(0.09)
Income (loss) from discontinued operations	—	—
Net loss applicable to common stockholders	$(0.07)	(0.09)

Weighted average shares outstanding
Basic and diluted	37,151,093	26,967,117

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	September 30, 2008	December 31, 2007
	(Un–Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$477,073	$114,817
Accounts receivable, net of allowance	3,530,394	5,545,408
Prepaid expenses and other current assets	458,506	481,556
Assets held for sale	129,231	129,231
Total current assets	4,595,204	6,271,012

Property and equipment, net	4,348,190	5,425,846

Other assets
Security deposits	58,882	66,638
Restricted cash	416,566	416,566
Goodwill	964,557	964,557
Intangible assets, net	4,868,317	4,892,215
Other assets	97,890	91,455
Total other assets	6,406,212	6,.431,431
TOTAL ASSETS	$15,349,606	$18,128,289

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Long–term debt, current portion	$1,763,182	$566,567
Capital and equipment financing leasing obligations, current portion	129,993	233,759
Accounts payable and accrued expenses	10,976,195	9,663,325
Liabilities of discontinued operations	13,313	15,829
Total current liabilities	12,882,683	10,479,480
Long–term liabilities
Long–term debt net of current portion	85,147	283,433
Capital lease/equipment obligations, net of current portion	—	10,922
Other long–term liabilities	531,217	659,271
Total long–term liabilities	616,364	953,626

Stockholders’ equity (deficit)
Preferred stock, Class a–1, A–2, A–3 & A–4	80	80
Common stock	393,310	299,078
Common stock, Class A	—	—
Capital in excess of par value	123,292,518	120,402,691
Accumulated deficit	(121,835,349)	(114,006,666)
Total stockholders’ equity (deficit)	1,850,559	6,695,183

TOTAL LIABILITIES AND STOCKHOLDERS; EQUITY (DEFICIT)	$15,349,606	$18,128,289

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended September 30,
	(Un–Audited)	(Un–Audited)
Net Loss	$(2,571,733)	$(2,370,988)
Loss from continuing operations	(2,571,733)	(2,370,988)
Adjustments:
Interest (income) expense, net	126,564	10,393
Depreciation and amortization	470,582	437,920
EBITDA	(1,974,587)	(1,922,675)
Adjustments:
(Gain) loss on debt settlement/forgiveness	(25,000)	—
(Gain) loss on disposal of fixed assets	—	—
(Gain) loss on sales of investment in Estel	—	—
One time charges	—	—
Other taxes	36,902	102,673
Non cash compensation	136,548	140,026
Adjusted EBITDA	$(1,826,137)	$(1,679,976)